Exhibit 23.1.3

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Deloitte & Touche LLP

750 College Road East

3rd Floor

Princeton, New Jersey 08540

Tel: (609) 514-3600

Fax: (609) 514-3603

www.deloitte.com

Deloitte

& Touche

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-107545 of American Home Mortgage Investment Corp. on Form S-4 of our report dated July 29, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Princeton, New Jersey

September 12, 2003